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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 20, 1999

                        OCCIDENTAL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)


           DELAWARE                     1-9210                  95-4035997
 (State or other jurisdiction         (Commission            (I.R.S. Employer
       of incorporation)              File Number)          Identification No.)


          10889 WILSHIRE BOULEVARD
           LOS ANGELES, CALIFORNIA                           90024
 (Address of principal executive offices)                  (ZIP code)

               Registrant's telephone number, including area code:
                                 (310) 208-8800

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Item 5.   Other Events
-------   ------------

         Occidental Petroleum Corporation reported on April 20, 1999 a net loss of $70 million ($.21 per share) for the first quarter of 1999, compared with net income of $177 million ($.50 per share) for the first quarter of 1998. The first quarter of 1999 included an after-tax charge of $13 million ($.04 per share), reflecting the cumulative effect of adopting accounting changes mandated by the American Institute of Certified Public Accountants and the Emerging Issues Task Force of the Financial Accounting Standards Board. The first quarter of 1998 included an after-tax benefit of $38 million ($.11 per share) as income from discontinued operations from the sale of MidCon Corp. Results before special items were a loss of $68 million for the first quarter of 1999, compared with earnings before special items of $89 million for the first quarter of 1998. Sales were $1.3 billion for the first quarter of 1999, compared with $1.7 billion for the same period in 1998.

         Oil and gas divisional earnings before special items were $63 million for the first quarter of 1999, compared with $127 million for the first quarter of 1998. Results for the first quarter of 1998 were $232 million after including pretax gains of $105 million relating to the sale of nonstrategic assets. The decrease in earnings before special items reflects the impact of lower worldwide crude oil and natural gas prices. This decrease was partially offset by increased international production and lower costs.

         Chemical divisional earnings for the first quarter of 1999 were $9 million, compared with $158 million for 1998. The decline in 1999 earnings resulted from lower prices in chlorine, caustic soda, PVC and petrochemical products, which were partially offset by lower raw material costs.

         Unallocated corporate other expenses were $16 million for the first quarter of 1999, compared with $13 million for 1998. Included in the 1999 expense was pretax income of $18 million from an insurance dividend and $8 million of expense for distributions related to the Trust Preferred Securities issued by a subsidiary trust of Occidental in January 1999. Additionally, there were lower results from equity income of unconsolidated entities.

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SUMMARY OF DIVISIONAL NET SALES AND EARNINGS
(Millions, except per-share amounts)

                                                          First Quarter
                                                     ------------------
Periods Ended March 31                                  1999       1998
===============================================      =======    =======

DIVISIONAL NET SALES
    Oil and gas                                      $   746    $   740
    Chemical                                             598        960
                                                     -------    -------
                                                     $ 1,344    $ 1,700
==============================================       =======    =======

DIVISIONAL EARNINGS
    Oil and gas                                      $    63    $   232
    Chemical                                               9        158
                                                     -------    -------
                                                          72        390
UNALLOCATED CORPORATE ITEMS
    Interest expense, net                               (116)      (112)
    Income taxes (a)                                       3       (126)
    Other                                                (16)       (13)
                                                     -------    -------

INCOME (LOSS) FROM CONTINUING OPERATIONS                 (57)       139
Discontinued operations, net                               -         38
Cumulative effect of changes in accounting
    principles, net (b)                                  (13)         -
                                                     -------    -------
NET INCOME (LOSS)                                        (70)       177
Preferred dividends                                       (4)        (4)
                                                     -------    -------
EARNINGS (LOSS) APPLICABLE TO COMMON STOCK           $   (74)   $   173
                                                     =======    =======

BASIC EARNINGS (LOSS) PER COMMON SHARE
  Income (loss) from continuing operations           $  (.17)   $   .39
  Discontinued operations, net                             -        .11
  Cumulative effect of changes in accounting
    principles, net (b)                                 (.04)         -
                                                     -------    -------
BASIC EARNINGS (LOSS) PER COMMON SHARE               $  (.21)   $   .50
                                                     =======    =======

DILUTED EARNINGS (LOSS) PER COMMON SHARE
  Income (loss) from continuing operations           $  (.17)   $   .38
  Discontinued operations, net                             -        .11
  Cumulative effect of changes in accounting
    principles, net (b)                                 (.04)         -
                                                     -------    -------
DILUTED EARNINGS (LOSS) PER COMMON SHARE             $  (.21)   $   .49
                                                     =======    =======

AVERAGE COMMON SHARES OUTSTANDING                      347.8      344.5
===============================================      =======    =======
See footnotes on following page.

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SUMMARY OF OPERATING STATISTICS
                                                           First Quarter
                                                      ------------------
Periods Ended March 31                                   1999       1998
===================================================   =======    =======

NET OIL, GAS AND LIQUIDS PRODUCTION PER DAY

United States
    Crude oil and condensate (thousands of barrels)        66         81

    Natural gas liquids (thousands of barrels)              9          6

    Natural gas (millions of cubic feet)                  647        628


Other Western Hemisphere
    Crude oil and condensate (thousands of barrels)       102         93


Eastern Hemisphere
    Crude oil and condensate (thousands of barrels)       144        131

    Natural gas (millions of cubic feet)                   53        138


CAPITAL EXPENDITURES (millions)                       $   132    $   280
                                                      =======    =======

DEPRECIATION, DEPLETION AND
    AMORTIZATION OF ASSETS (millions)                 $   197    $   230
===================================================   =======    =======

(a) Includes an offset for credits in lieu of U.S. federal income taxes allocated to the divisions. Divisional earnings have benefited from credits allocated by $2 million and $4 million at oil and gas and chemical, respectively, in the first quarter of 1999 and by $3 million and $7 million at oil and gas and chemical, respectively, in the first quarter of 1998.

(b) Reflects the adoption of SOP 98-5 "Reporting on the Costs of Start-Up Activities", which requires expensing of start-up costs as incurred and those costs that are currently capitalized at date of adoption. The impact of SOP 98-5 is a $15 million charge which is net of an $8 million income tax benefit. Also reflects the adoption of EITF 98-10 "Accounting for Contracts Involved in Energy Trading and Risk Management Activities", which requires energy trading contracts to be marked to market. The impact of EITF 98-10 is a $2 million credit which is net of a $1 million income tax charge.

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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             OCCIDENTAL PETROLEUM CORPORATION
                                       (Registrant)




DATE:    April 21, 1999      S. P. Dominick, Jr.
                             ---------------------------------------------------
                             S. P. Dominick, Jr.,  Vice President and Controller
                             (Chief Accounting and Duly Authorized Officer)

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